                                                                                                EXHIBIT 12.1
                                                                                          Page 1

                                          OHIO EDISON COMPANY

                              CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                 Year Ended December 31,
                                                     ---------------------------------------------
                                                     1994       1995      1996       1997       1998
                                                     ----       ----      ----       ----       ----
                                                                 (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items               $303,531   $317,241   $315,170   $293,194   $301,320
  Interest and other charges, before reduction
  for amounts capitalized                          283,849    273,719    255,572    250,920    235,317
  Provision for income taxes                       188,886    199,307    201,295    187,805    191,261
  Interest element of rentals charged
   to income (a)                                   108,463    111,534    114,093    117,409    115,310
                                                  --------   --------   --------   --------   --------
    Earnings as defined                           $884,729   $901,801   $886,130   $849,328   $843,208
                                                  ========   ========   ========   ========   ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest on long-term debt                      $259,554   $243,570   $211,935   $204,285   $173,781
  Other interest expense                            18,931     22,944     28,211     31,209     46,110
  Subsidiaries' preferred stock dividend
   requirements                                      5,364      7,205     15,426     15,426     15,426
  Adjustment to subsidiaries' preferred stock
   dividends to state on a pre-income tax basis      3,294      2,956      2,910      2,918      2,892
  Interest element of rentals charged
   to income (a)                                   108,463    111,534    114,093    117,409    115,310
                                                  --------   --------   --------   --------   --------
    Fixed charges as defined                      $395,606   $388,209   $372,575   $371,247   $353,519
                                                  ========   ========   ========   ========   ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES (b)                                         2.24       2.32       2.38       2.29       2.39
                                                      ====       ====       ====       ====       ====


-------------------

(a)  Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b)  These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $7,424,000, $6,315,000, $5,093,000, $3,828,000 and $2,209,000 for each of the five years ended December 31, 1998, respectively.

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
                                                                                           EXHIBIT 12.1
                                                                                           Page 2

                                          OHIO EDISON COMPANY

                     CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED AND
                        PREFERENCE STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)
                                                                Year Ended December 31,
                                                     -----------------------------------------------
                                                     1994       1995      1996       1997       1998
                                                     ----       ----      ----       ----       ----
                                                                 (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items               $303,531   $317,241   $315,170   $293,194   $301,320
  Interest and other charges, before
   reduction for amounts capitalized               283,849    273,719    255,572    250,920    235,317
  Provision for income taxes                       188,886    199,307    201,295    187,805    191,261
  Interest element of rentals charged to
   income (a)                                      108,463    111,534    114,093    117,409    115,310
                                                  --------   --------   --------   --------   --------
    Earnings as defined                           $884,729   $901,801   $886,130   $849,328   $843,208
                                                  ========   ========   ========   ========   ========
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
  AND PREFERENCE STOCK DIVIDEND REQUIREMENTS
  (PRE-INCOME TAX BASIS):
  Interest on long-term debt                      $259,554   $243,570   $211,935   $204,285   $173,781
  Other interest expense                            18,931     22,944     28,211     31,209     46,110
  Preferred and preference stock dividend
   requirements                                     27,043     29,699     27,923     27,817     27,395
  Adjustment to preferred and preference
   stock dividends to state on a pre-income
   tax basis                                        16,444     16,745     10,542     10,503     10,140
  Interest element of rentals charged to
   income (a)                                      108,463    111,534    114,093    117,409    115,310
                                                  --------   --------   --------   --------   --------
    Fixed charges as defined plus preferred
     and preference stock dividend require-
     ments (pre-income tax basis)                 $430,435   $424,492   $392,704   $391,223   $372,736
                                                  ========   ========   ========   ========   ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
 PLUS PREFERRED AND PREFERENCE STOCK DIVIDEND
 REQUIREMENTS (PRE-INCOME TAX BASIS) (b)              2.06       2.12       2.26       2.17       2.26
                                                      ====       ====       ====       ===        ====



-------------------

(a)  Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b)  These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $7,424,000, $6,315,000, $5,093,000, $3,828,000 and $2,209,000 for each of the five years ended December 31, 1998, respectively.

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